UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 6, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

116 Inverness Drive East, Englewood, Colorado 80112

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into Material Definitive Agreements.

Employment Agreement of Michael R. Whyte

On October 12, 2006, HyperSpace Communications, Inc. (“HyperSpace”) entered into an Executive Employment Agreement (the “Whyte Agreement”) with Michael R. Whyte, its newly appointed Vice President and Chief Financial Officer. The initial term of the Whyte Agreement is effective through April 1, 2008, and automatically extends for additional one-year terms unless, at least 30 days prior to the end of the initial or extended term, HyperSpace or Mr. Whyte provides written notice that employment will not be extended.

Under the Whyte Agreement, Mr. Whyte is entitled to receive a base salary of $200,000 per year. Mr. Whyte will receive a sign-on bonus of $15,000. Mr. Whyte is also entitled to participate in an executive bonus compensation plan based upon completion of targeted goals, objectives and milestones approved by HyperSpace’s Board of Directors. The maximum bonus payment per year is 45% of Mr. Whyte’s base pay. HyperSpace’s Board of Directors may elect to pay up to 50% of any bonus in fully vested and exercisable restricted stock or stock units. Mr. Whyte is entitled to paid vacation and all paid holidays customarily extended to HyperSpace’s other executive employees and to participate in employee benefit programs provided to HyperSpace’s other executive employees. Mr. Whyte will receive a restricted stock unit grant of 50,000 shares with 50% vesting one year from the date of the grant and 50% vesting two years from the date of the grant.

If Mr. Whyte’s employment is terminated based on non-renewal of the Whyte Agreement, he is entitled to six months’ base salary. If Mr. Whyte terminates his employment for cause or if his employment is terminated in connection with a termination of HyperSpace’s business, he is entitled to 9 months base salary. If HyperSpace terminates Mr. Whyte without cause, he is entitled to the greater of 9 months’ base salary or the amount otherwise payable between the date of termination and the expiration of the applicable term of the Whyte Agreement. Additionally, if HyperSpace terminates Mr. Whyte without cause or if Mr. Whyte terminates his employment for cause, he is entitled to receive his bonus for the year.

A copy of the Whyte Agreement is filed as exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 12, 2006, HyperSpace appointed, Michael R. Whyte as Vice President and Chief Financial Officer. Mr. Whyte replaces, Robert D. Webb, who was serving on an interim basis. Mr. Whyte, a certified public accountant, was formerly Assistant Controller-External Reporting for Washington Group International, Inc. (formerly Morrison Knudsen Corporation), from 1996 until December 2005. From 1988 to 1995, he held other positions within the Morrison Knudsen organization, including Controller of MK Rail Corporation, Director of Accounting for the Rail Systems Group and Manager of Financial Reporting for Morrison Knudsen Corporation. From 1979 to 1988, Mr. Whyte worked for Deloitte & Touche (formerly Touche Ross & Co.) in various capacities. Mr. Whyte received a Bachelor of Business Administration from Boise State University.

Paul R. Petersen, formerly Sr. Vice President, Product Marketing and Development of MPC Computers, LLC (wholly owned subsidiary of HyperSpace) terminated employment on October 6, 2006. Mr. Petersen was entitled to severance of six months base pay, which will be paid in the form of salary continuation. The gross amount of the base salary continuation is $87,500.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
99.1	Employment Agreement between HyperSpace Communications, Inc. and Michael R. Whyte dated as of October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: October 12, 2006	By: /s/ John P. Yeros John P. Yeros Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement between HyperSpace Communications, Inc. and Michael A. Whyte dated as of October 12, 2006.